UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On August 3, 2005, Biolase Technology, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm. The Company’s Audit Committee approved the decision to dismiss its independent registered public accounting firm.

The reports of PWC on the Company’s financial statements as of and for the fiscal years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2004 and 2003 and through August 3, 2005, there were two disagreements with PWC on matters regarding accounting principles and practices, financial statement disclosure, or auditing scope or procedure, which disagreements, although ultimately resolved to the satisfaction of PWC, were reportable events as described in Item 304(a)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended. There was a disagreement during the year ended December 31, 2003 related to revenue recognition. There was a disagreement during the year ended December 31, 2004 related to the accounting for penalties and interest on sales tax. The Company’s Audit Committee has discussed the foregoing disagreements with PWC and has authorized PWC to respond fully to BDO Seidman, LLP (“BDO”), the new independent registered public accounting firm for the Company, concerning these disagreements. Except for the disagreements noted above, there were no disagreements with PWC on the matters noted above for the fiscal years ended December 31, 2004 and 2003 and through August 3, 2005 that would have caused PWC to make reference thereto in their reports on the Company’s financial statements for such years if such matters were not resolved to the satisfaction of PWC.

The Company refers to Item 9A of its Form 10-K for the fiscal year ended December 31, 2004 which was filed with the SEC on July 19, 2005 with respect to the eleven material weaknesses in the Company’s internal control over financial reporting, which is incorporated herein by reference. The Company refers to Item 9A on its Form 10-K for the fiscal year ended December 31, 2003, which was filed with the SEC on March 3, 2004 with respect to the material weakness in the Company’s internal control over financial reporting, which is incorporated herein by reference. Except for the material weaknesses noted above, there were no other reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) for the fiscal years ended December 31, 2004 and 2003 and through August 3, 2005.

The Company has provided PWC with a copy of this Report on Form 8-K and requested that PWC furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the foregoing statements by the Company and, if not, stating the respects in which it does not agree. A copy of the letter from PWC is filed herewith as Exhibit 16.1.

(b) On August 8, 2005, the Company engaged BDO as its new independent registered public accounting firm. During the Company’s two most recent fiscal years and through the date of this Report on Form 8-K, the Company did not consult with BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or

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the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Attached hereto is a copy of the press release issued by the Company on August 9, 2005.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

16.1	Letter from PricewaterhouseCoopers LLP to the SEC dated August 5, 2005.

99.1	Press release dated August 9, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 9, 2005	BIOLASE TECHNOLOGY, INC. By: /s/ John W. Hohener John W. Hohener Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP to the SEC dated August 5, 2005.

99.1	Press release dated August 9, 2005.